Exhibit 4(e)



                    APPALACHIAN POWER COMPANY


                               AND


                     BANKERS TRUST COMPANY,
                           as Trustee


                     -----------------------



                  FIRST SUPPLEMENTAL INDENTURE

                 Dated as of ____________, 1997


                               TO


                            INDENTURE


                 Dated as of ____________, 1997




     FIRST SUPPLEMENTAL INDENTURE, dated as of the ______ day of __________, 1997 (the "First Supplemental Indenture"), between APPALACHIAN POWER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter sometimes referred to as the "Company"), and BANKERS TRUST COMPANY, a New York corporation, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of ____________, 1997 between the Company and the Trustee (the "Indenture"); all terms used and not defined herein are used as defined in the Indenture.

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its Notes (the "Notes"), said Notes to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Notes to be known as its ______% Senior Notes, Series A, Due ______ (said series being hereinafter referred to as the "Series A Senior Notes"), the form and substance of such Series A Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

     WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW THEREFORE, in consideration of the purchase and acceptance of the Series A Senior Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Senior Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                           ARTICLE ONE
                 GENERAL TERMS AND CONDITIONS OF
                    THE SERIES A SENIOR NOTES

     SECTION 1.01. There shall be and is hereby authorized a series of Notes designated the "______% Senior Notes, Series A, Due ______", limited in aggregate principal amount to $____________, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Series A Senior Notes pursuant to Section 2.01 of the Indenture. The Series A Senior Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on ____________, ____, and shall be issued in the form of registered Series A Senior Notes without coupons.

     SECTION 1.02. Except as provided in Section 2.11(c) of the Indenture, the Series A Senior Notes shall be issued initially in the form of a Global Note in an aggregate principal amount equal to all outstanding Series A Senior Notes, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Company. The Company shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as hereinabove and in the Indenture provided. Payments on the Series A Senior Notes issued as a Global Note will be made to the Depository. The Depository for the Series A Senior Notes shall be The Depository Trust Company, New York, New York.

     SECTION 1.03. If, pursuant to the provisions of Section 2.11(c) of the Indenture, the Series A Senior Notes are issued in certificated form, principal, premium, if any, and interest on the Series A Senior Notes will be payable, the transfer of such Series A Senior Notes will be registrable and such Series A Senior Notes will be exchangeable for Series A Senior Notes bearing identical terms and provisions at the office or agency of the Company only upon surrender of such certificated Series A Senior Note and such other documents as required by the Indenture; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Senior Note Register.

     SECTION 1.04. Each Series A Senior Note shall bear interest at the rate of ______% per annum from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable semi-annually in arrears on each March 1 and September 1 (each, an "Interest Payment Date"), commencing on ____________, 1997. Interest (other than interest payable on redemption or maturity) shall be payable to the person in whose name such Series A Senior Note or any predecessor Series A Senior Note is registered at the close of business on the regular record date for such interest installment. The regular record date for such interest installment shall be the close of business on the business day next preceding that Interest Payment Date; except that if, pursuant to the provisions of Section 2.11(c) of the Indenture, the Series A Senior Notes are no longer represented by a Global Note, the regular record date for such interest installment shall be the close of business on the February 15 or August 15 (whether or not a business day) next preceding the Interest Payment Date. Interest payable on redemption or maturity shall be payable to the person to whom the principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series A Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Senior Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Senior Notes is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.


                           ARTICLE TWO
             REDEMPTION OF THE SERIES A SENIOR NOTES

     SECTION 2.01. The Company shall have the right to redeem the Series A Senior Notes, in whole or in part, from time to time, at the time and redemption price set forth in the form of Senior Note contained in Exhibit A hereto. Any redemption pursuant to this Section will be made upon not less than 30 nor more than 60 days' notice. If the Series A Senior Notes are only partially redeemed pursuant to this Section, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Series A Senior Notes are registered as a Global Note, the Depository shall determine by lot the principal amount of such Series A Senior Notes held by each Series A Senior Noteholder to be redeemed.


                          ARTICLE THREE
                  FORM OF SERIES A SENIOR NOTE

     SECTION 3.01.  The Series A Senior Notes and the Trustee's
Certificate of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A hereto.


                          ARTICLE FOUR
                      LIMITATIONS ON LIENS

     So long as there remain outstanding any Series A Senior Notes, the Company will not create or suffer to be created or to exist any Lien on any of its properties or assets now owned or hereafter acquired to secure any indebtedness for borrowed money, without making effective provision whereby the Series A Senior Notes shall be equally and ratably secured with any and all such indebtedness for borrowed money and with any other indebtedness for borrowed money similarly entitled to be equally and ratably secured. However, this restriction shall not apply to or prevent the creation or existence of:

          (1) the Mortgage securing the Company's First Mortgage Bonds or any indenture supplemental thereto subjecting any property to the Lien thereof or confirming the Lien thereof upon any property, whether now owned or hereafter acquired;

          (2) Liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, consolidation, construction or otherwise, or Liens to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any such Liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

          (3) any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part of Liens permitted by the foregoing clauses (1) and
     (2);

          (4) the pledge of any bonds or other securities at any time issued under any of the Liens permitted by clauses (1),
     (2) or (3);

          (5)  Permitted Encumbrances; or

          (6) Liens on any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company.

     "Lien" means any mortgage, pledge, security interest or other lien.

     "Mortgage" means the Company's Mortgage and Deed of Trust dated December 1, 1940, as heretofore or hereafter amended, modified and supplemented, to Bankers Trust Company, as Trustee, providing for the Company's First Mortgage Bonds.

     "Permitted Encumbrances" means any of the following:

          (1) Liens of taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent; Liens for workers' compensation awards and similar obligations not then delinquent; mechanics', laborers', materialmen's and similar Liens not then delinquent; and any of such Liens, whether or not delinquent, whose validity is at the time being contested in good faith by the Company;

          (2) Liens and charges incidental to construction or current operations which have not at the time been filed or asserted or the payment of which has been adequately secured or which are not material in amount;

          (3) Liens, securing obligations neither assumed by the Company nor on account of which it customarily pays interest directly or indirectly, existing, either at the date hereof, or, as to property hereafter acquired, at the time of acquisition by the Company;

          (4) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Company upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights or to regulate the property and business of the Company;

          (5) The Lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or if not so covered not exceeding at any one time
     $10,000,000 in aggregate amount;

          (6) Liens incidental to the conduct of the Company's business or the ownership of its property and assets, which were not incurred in connection with the borrowing of money or the obtaining of credit, none of which materially interferes with the Company's use and operation of its properties and assets or detracts from the value thereof;

          (7) Any Lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the Trustee hereunder or with the trustee or mortgagee under the instrument evidencing such Lien or encumbrance, with irrevocable authority to the Trustee hereunder or to such other trustee or mortgagee to apply such moneys to the discharge of such Lien or encumbrance to the extent required for such purpose;

          (8) Any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in deeds or other instruments, respectively, under and by virtue of which the Company has acquired any property or shall hereafter acquire any property, none of which materially adversely affects the operation of the properties of the Company;

          (9) The pledge of cash or marketable securities for the purpose of obtaining any indemnity, performance or other similar bonds in the ordinary course of business, or as security for the payment of taxes or other assessments being contested in good faith, or for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

          (10) The pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, fuel, accounts receivable or customers' installment paper;

          (11) Rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products thereof generated or produced by or from any properties of the Company or with respect to any other rights concerning electricity, gas (either natural or artificial), fuel or steam supply, transportation, or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

          (12) Any landlord's Lien;

          (13) Liens created or assumed by the Company in connection with the issuance of debt securities, the interest on which is excludable from the gross income of the holders of such securities pursuant to Section 103 of the Internal Revenue Code of 1986, or any successor section, for purposes of financing, in whole or in part, the acquisition or construction of property to be used by the Company, but such Liens shall be limited to the property so financed (and the real estate on which such property is to be located);

          (14) Liens incurred pursuant to Section 7.06;

          (15) Liens affixing to property of the Company at the time a Person consolidates with or merges into, or transfers all or substantially all of its assets to, the Company, provided that in the opinion of the Board or Company management (evidenced by a Board Resolution or an Officers' Certificate delivered to the Trustee) the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the Lien; and

          (16) Liens or encumbrances not otherwise permitted if, at the time of incurrence and after giving effect thereto, the aggregate of all obligations of the Company secured thereby does not exceed 10% of Tangible Net Worth.

     "Tangible Net Worth" means (i) common stockholders' equity appearing on the most recent balance sheet of the Company prepared in accordance with generally accepted accounting principles less (ii) intangible assets (excluding intangible assets recoverable through rates as prescribed by applicable regulatory authorities).


                          ARTICLE FIVE
             ORIGINAL ISSUE OF SERIES A SENIOR NOTES

     SECTION 5.01.  Series A Senior Notes in the aggregate
principal amount of $____________ may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, its President, any Vice
President or its Treasurer and its Secretary or Assistant
Secretary, without any further action by the Company.


                           ARTICLE SIX
                    MISCELLANEOUS PROVISIONS

     SECTION 6.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Senior Note or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series A Senior Note that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

     SECTION 6.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 6.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First
Supplemental Indenture.

     SECTION 6.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                              APPALACHIAN POWER COMPANY


                              By:  __________________________
                                   Treasurer

Attest:


_________________________
        Secretary


                              BANKERS TRUST COMPANY,
                                   as Trustee


                              By:  __________________________
                                   Vice President

Attest:


_________________________
Trust Officer



State of Ohio       }
County of Franklin, }   ss:


     On this ______ day of __________, 1997, personally appeared before me, a Notary Public within and for said County in the State aforesaid, A. A. Pena and John F. Di Lorenzo, Jr., to me known and known to me to be respectively Treasurer and Secretary of APPALACHIAN POWER COMPANY, one of the corporations named in and which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Treasurer and Secretary for and on behalf of said corporation and that the same is their free act and deed as such Treasurer and Secretary, respectively, and the free and corporate act and deed of said corporation.

     In Witness Whereof, I have hereunto set my hand and notarial seal this ____ day of __________, 1997.

[Notarial Seal]


                         _____________________
                         Name:  Mary M. Soltesz
                         Notary Public, State of Ohio
                         My Commission Expires 7-12-99



State of            }
County of           }  ss:

     Be it remembered, that on this ______ day of __________, 1997, personally appeared before me the undersigned, a Notary Public within and for said County and State, BANKERS TRUST COMPANY, one of the corporations named in and which executed the foregoing instrument, by _______________, one of its Vice Presidents, and by _______________, one of its Trust Officers, to me known and known by me to be such Vice President and Trust Officer, respectively, who severally duly acknowledged the signing and sealing of the foregoing instrument to be their free act and voluntary deed, and the free act and voluntary deed of each of them as such Vice President and Trust Officer, respectively, and the free act and voluntary deed of said corporation, for the uses and purposes therein expressed and mentioned.

     In Witness Whereof, I have hereunto set my hand and notarial seal this ______ day of __________, 1997.

[Notarial Seal]


                         _____________________
                         Name:
                         Notary Public, State of ____________
                         My Commission Expires_______________